Exhibit 21.1 List of direct and indirect subsidiaries as of April 14, 2010

Country of incorporation	Name legal entity
Austria	NXP Semiconductors Austria GmbH
Belgium	NXP Semiconductors Belgium N.V.
Brazil	NXP Semiconductors Brasil Ltda
Canada	NXP Semiconductors Canada Inc.
Cayman Islands	NG Cayman Ltd.
China	NXP Semiconductors Guangdong Ltd.
China	NXP Semiconductors (Beijing) Ltd.
China	NXP Semiconductors (Shanghai) Ltd.
China	Jilin NXP Semiconductors Ltd. (60%)*
China	Suzhou NuTune Limited (subsidiary of NuTune Singapore Pte. Ltd.)
Finland	NXP Semiconductors Finland Oy
France	NXP Semiconductors France SAS
France	NuTune France SAS (subsidiary of NuTune Singapore Pte. Ltd.)
Germany	SMST Unterstützungskasse GmbH
Germany	NXP Semiconductors Germany GmbH
Germany	NXP Semiconductors GA GmbH
Germany	NXP Stresemannallee 101 Dritte Verwaltungs GmbH
Germany	NuTune Germany GmbH (subsidiary of NuTune Singapore Pte. Ltd.)
Hong Kong	NXP Semiconductors Hong Kong Ltd.
Hungary	NXP Semiconductors Hungary Ltd.
India	NXP Semiconductors India Pvt. Ltd.
Ireland	GloNav Ltd.
Indonesia	PT Thomson Batam (subsidiary of NuTune Singapore Pte. Ltd.)
Italy	NXP Semiconductors Italy Spa i.l.
Japan	NXP Semiconductors Japan Ltd.
Korea	NXP Semiconductors Korea Ltd.
Malaysia	NXP Semiconductors Malaysia Sdn. Bhd.
Netherlands	NXP Semiconductors Netherlands B.V.
Netherlands	NXP Semiconductors International B.V.
Netherlands	NXP Software B.V.
Netherlands	NuTune Netherlands B.V. i.l. (subsidiary of NuTune Singapore Pte. Ltd.)
Netherlands	NXP Holding B.V.
Philippines	NXP Semiconductors Philippines, Inc.
Philippines	NXP Semiconductors Cabuyao, Inc.
Poland	NXP Semiconductors Poland Sp.z.o.o.
Russia	NXP Semiconductors Russia O.O.O.
Singapore	NXP Semiconductors Singapore Pte. Ltd.
Singapore	Systems on Silicon Manufacturing Company Pte Ltd (61.2%)*
Singapore	NuTune Singapore Pte. Ltd. (55%)*
Sweden	NXP Semiconductors Sweden AB
Switzerland	NXP Semiconductors Switzerland AG
Taiwan	NXP Semiconductors Taiwan Ltd.
Thailand	NXP Manufacturing (Thailand) Co., Ltd.
Thailand	NXP Semiconductors (Thailand) Co., Ltd.
Turkey	NXP Semiconductors Elektonik Ticaret A.S.
United Kingdom	NXP Semiconductors UK Ltd.
United Kingdom	GloNav UK Ltd.
USA	NXP Semiconductors USA, Inc.
USA	NXP Funding LLC
USA	NXP Semiconductors (GPS) USA, Inc.

* = joint venture